EXECUTION COPY

INDENTURE,

Dated as of April 26, 2005,

AMONG

NATIONSRENT COMPANIES, INC.,

as Issuer,

WILMINGTON TRUST COMPANY,

as Trustee,

AND

THE GUARANTORS NAMED HEREIN,

as Guarantors,

9½% Senior Notes due 2015

CROSS-REFERENCE TABLE

TIA                                                                    Indenture
Section                                                                Section
-------                                                                -------
310(a)(1) ............................................................ 7.10

   (a)(2) ............................................................ 7.10

   (a)(3) ............................................................ 7.10

   (a)(4) ............................................................ N.A.

   (a)(5) ............................................................ 7.10

   (b)    ............................................................ 7.08; 7.10

   (c)    ............................................................ N.A.

311(a)    ............................................................ 7.03; 7.11

   (b)    ............................................................ 7.03; 7.11

312(a)    ............................................................ 2.05

   (b)    ............................................................ 7.07; 11.03

   (c)    ............................................................ 11.03

313(a)    ............................................................ 7.06

   (b)    ............................................................ 7.06

   (c)    ............................................................ 7.06

   (d)    ............................................................ 7.06

314(a)    ............................................................ N.A.

   (b)    ............................................................ N.A.

   (c)(1) ............................................................ N.A.

   (c)(2) ............................................................ N.A.

   (c)(3) ............................................................ N.A.

   (d)    ............................................................ N.A.

____________________
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions	1

SECTION 1.02.	Incorporation by Reference of Trust Indenture Act	22

SECTION 1.03.	Rules of Construction	22

ARTICLE TWO

THE NOTES

SECTION 2.01.	Form and Dating	23

SECTION 2.02.	Execution and Authentication; Aggregate Principal Amount	24

SECTION 2.03.	Registrar and Paying Agent	25

SECTION 2.04.	Obligations of Paying Agent	25

SECTION 2.05.	Holder Lists	25

SECTION 2.06.	Transfer and Exchange	25

SECTION 2.07.	Replacement Notes	26

SECTION 2.08.	Outstanding Notes	26

SECTION 2.09.	Treasury Notes; When Notes Are Disregarded	27

SECTION 2.10.	Temporary Notes	27

SECTION 2.11.	Cancellation	27

SECTION 2.12.	CUSIP Numbers	27

SECTION 2.13.	Deposit of Moneys	28

SECTION 2.14.	Book-Entry Provisions for Global Notes	28

SECTION 2.15.	Special Transfer Provisions	29

ARTICLE THREE

REDEMPTION

SECTION 3.01.	Optional Redemption	30

SECTION 3.02.	Selection of Notes to Be Redeemed	31

SECTION 3.03.	Notice of Redemption	31

SECTION 3.04.	Effect of Notice of Redemption	32

SECTION 3.05.	Deposit of Redemption Price	32

SECTION 3.06.	Notes Redeemed in Part	32

ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes	33

SECTION 4.02.	Maintenance of Office or Agency	33

SECTION 4.03.	Corporate Existence	33

SECTION 4.04.	Payment of Taxes and Other Claims	33

SECTION 4.05.	Maintenance of Properties and Insurance	34

SECTION 4.06.	Compliance Certificate; Notice of Default	34

SECTION 4.07.	Compliance with Laws	34

SECTION 4.08.	Reports to Trustee and Holders	35

SECTION 4.09.	Waiver of Stay, Extension or Usury Laws	35

SECTION 4.10.	Limitation on Restricted Payments	36

SECTION 4.11.	Limitation on Transactions with Affiliates	38

SECTION 4.12.	Limitation on Incurrence of Additional Indebtedness	39

SECTION 4.13.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	39

SECTION 4.14.	Additional Guarantees	40

SECTION 4.15.	Repurchase on Change of Control	41

SECTION 4.16.	Limitation on Asset Sales	42

SECTION 4.17.	Limitation on Liens	44

SECTION 4.18.	Conduct of Business	44

SECTION 4.19.	Limitation on Issuances and Sales of Capital Stock of Subsidiaries	44

SECTION 4.20.	Limitation on Sale and Leaseback Transactions	44

SECTION 4.21.	Use of Proceeds	45

SECTION 4.22.	Payment for Consent	45

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Merger, Consolidation and Sale of Assets	45

SECTION 5.02.	Successor Corporation Substituted	46

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.	Events of Default	46

SECTION 6.02.	Acceleration	48

SECTION 6.03.	Other Remedies	48

SECTION 6.04.	Waiver of Past Defaults	48

SECTION 6.05.	Control by Majority	49

SECTION 6.06.	Limitation on Suits	49

SECTION 6.07.	Rights of Holders to Receive Payment	49

SECTION 6.08.	Collection Suit by Trustee	50

SECTION 6.09.	Trustee May File Proofs of Claim	50

SECTION 6.10.	Priorities	50

SECTION 6.11.	Undertaking for Costs	51

SECTION 6.12.	Restoration of Rights and Remedies	51

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee	51

SECTION 7.02.	Rights of Trustee	52

SECTION 7.03.	Individual Rights of Trustee	54

SECTION 7.04.	Trustee's Disclaimer	54

SECTION 7.05.	Notice of Default	54

SECTION 7.06.	Reports by Trustee to Holders	54

SECTION 7.07.	Compensation and Indemnity	55

SECTION 7.08.	Replacement of Trustee	56

SECTION 7.09.	Successor Trustee by Merger, Etc.	57

SECTION 7.10.	Eligibility; Disqualification	57

SECTION 7.11.	Preferential Collection of Claims Against Company	57

SECTION 7.12.	Trustee as Paying Agent	57

SECTION 7.13.	Form of Documents Delivered to Trustee	58

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.	Legal Defeasance and Covenant Defeasance	58

SECTION 8.02.	Satisfaction and Discharge	60

SECTION 8.03.	Survival of Certain Obligations	61

SECTION 8.04.	Acknowledgment of Discharge by Trustee	61

SECTION 8.05.	Application of Trust Moneys	61

SECTION 8.06.	Repayment to the Company; Unclaimed Money	61

SECTION 8.07.	Reinstatement	62

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.	Without Consent of Holders	62

SECTION 9.02.	With Consent of Holders	63

SECTION 9.03.	Compliance with TIA	64

SECTION 9.04.	Revocation and Effect of Consents	64

SECTION 9.05.	Notation on or Exchange of Notes	65

SECTION 9.06.	Trustee to Sign Amendments, Etc.	65

ARTICLE TEN

GUARANTEE

SECTION 10.01.	Guarantee	65

SECTION 10.02.	Release of a Guarantor	66

SECTION 10.03.	Limitation of Guarantor's Liability	67

SECTION 10.04.	Guarantors May Consolidate, etc., on Certain Terms	67

SECTION 10.05.	Contribution	67

SECTION 10.06.	Postponement of Subrogation	68

SECTION 10.07.	Evidence of Guarantee	68

SECTION 10.08.	Waiver of Stay, Extension or Usury Laws	68

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls	68

SECTION 11.02.	Notices	68

SECTION 11.03.	Communications by Holders with Other Holders	69

SECTION 11.04.	Certificate and Opinion as to Conditions Precedent	69

SECTION 11.05.	Statements Required in Certificate or Opinion	70

SECTION 11.06.	Rules by Trustee, Paying Agent, Registrar	70

SECTION 11.07.	Legal Holidays	70

SECTION 11.08.	Governing Law	70

SECTION 11.09.	No Adverse Interpretation of Other Agreements	71

SECTION 11.10.	No Recourse Against Others	71

SECTION 11.11.	Successors	71

SECTION 11.12.	Duplicate Originals	71

SECTION 11.13.	Severability	71

SECTION 11.14.	Waiver of Jury Trial	71

SCHEDULES AND EXHIBITS

Schedule I	- Existing Indebtedness

Exhibit A	- Form of Initial Note	A-1

Exhibit B	- Form of Exchange Note	B-1

Exhibit C	- Form of Legend for Global Notes	C-1

Exhibit D	- Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors	D-1

Exhibit E	- Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S	E-1

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                      INDENTURE, dated as of April 26, 2005, among NationsRent Companies, Inc., a Delaware corporation (the "Company"), the Guarantors (as herein defined) and Wilmington Trust Company, as Trustee (in such capacity, the "Trustee").

W I T N E S S E T H:

                     WHEREAS, the Company and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of 9½% Senior Notes due 2015 (the "Initial Notes"), and 9½% Senior Exchange Notes due 2015 (the "Exchange Notes," and collectively with the Initial Notes and any Additional Notes (as herein defined), the "Notes") and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

                     WHEREAS, all things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

                     NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

                     SECTION 1.01. Definitions.

                     "Acceleration Notice" has the meaning set forth in Section 6.02(a).

                     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

                     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

                     "Additional Notes" has the meaning set forth in Section 2.02 and means any Notes that are not Exchange Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Sections 2.02 and 4.12.

                     "Administrative Agent" means (1) until such time as an administrative agent or other agent has been appointed by the Lenders under a Credit Agreement to act in such capacity, the initial Lender thereunder and (2) from such time any administrative or other agent has been appointed by the Lenders under a Credit Agreement to act in such capacity, such administrative agent or other agent."

                     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                     "Agent" means any Registrar, Paying Agent or co-Registrar.

                     "Agent Members" has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

                     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

                     "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) (each, a "Transfer") to any Person other than the Company or a Guarantor of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company (other than in the ordinary course of business); provided, however, that the term "Asset Sale" shall not include: (a) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $10.0 million; (b) any Transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (c) any Restricted Payment permitted by Section 4.10 or that constitutes a Permitted Investment; (d) the Transfer of Cash Equivalents; (e) any Transfer of used, worn out, obsolete or surplus equipment or other property or vehicles; (f) any Permitted Sale of Accounts Transaction and (g) any creation or enforcement of a Permitted Lien.

                     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                     "Authenticating Agent" has the meaning set forth in Section 2.02.

                     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

                     "Board of Directors" means, with respect to any Person, (1) the board of directors (or similar governing body) of such Person or (2) any duly authorized committee thereof.

                     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                     "Business Day" means a day that is not a Legal Holiday.

                     "Capital Stock" means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                     "Cash Equivalents" means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

(4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                     "Change of Control" means the occurrence of one or more of the following events:

(1) the Permitted Holders, in the aggregate, cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% of the total voting power of the Voting Stock of the Company; provided that in calculating such percentage, there shall be excluded from such calculation the dilution resulting from the issuance by the Company of its Voting Stock; and

(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(b) individuals who on the Issue Date constituted the Board of Directors (of the type described in clause (1) of the definition thereof) of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

                     "Change of Control Date" has the meaning set forth in Section 4.15(b).

                     "Change of Control Offer" has the meaning set forth in Section 4.15(a).

                     "Change of Control Payment Date" has the meaning set forth in Section 4.15(b)(2).

                     "Clearstream" means Clearstream Banking, societe anonyme.

                     "Commission" means the U.S. Securities and Exchange Commission.

                     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                     "Company's Convertible Subordinated Notes" means $45,211,000 in aggregate principal amount of the Company's outstanding 6.5% convertible subordinated promissory notes due 2008.

                     "Consolidated Distributable Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(2) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person;

(3) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(4) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries; and

(5) in the case of an Asset Acquisition, any earnings prior to such Asset Acquisition attributable to the assets acquired in such Asset Acquisition.

                     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued (except to the extent included in Consolidated EBITDA in a previous period) in accordance with GAAP for such period (other than consolidation of Unrestricted Subsidiaries);

(b) Consolidated Interest Expense for such period; and

(c) the aggregate depreciation, amortization and non-cash expenses of such Person and its Restricted Subsidiaries for such period (excluding any such charges constituting an extraordinary item or loss or any such charge to the extent such charge requires an accrual of or a reserve for cash charges for any future period) less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP (other than consolidation of Unrestricted Subsidiaries); and

(3) one-third of Consolidated Rental Payments for such period.

                     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person for the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sale and any Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with the assets that are the subject of such Asset Sale or Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included whether or not includible pursuant to the definition of "Consolidated Net Income". If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal; plus

(3) one-third of Consolidated Rental Payments for such period.

                     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (other than consolidation of Unrestricted Subsidiaries), and including, without duplication, (a) all amortization of original issue discount, (b) the interest component of Capitalized Lease Obligations, and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

                     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP (other than consolidation of Unrestricted Subsidiaries); provided, however, that there shall be excluded therefrom, without duplication:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains;

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person;

(5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries; and

(8) in the case of an Asset Acquisition, any earnings prior to such Asset Acquisition attributable to the assets acquired in such Asset Acquisition (other than in a pro forma amount in a calculation of the Consolidated Fixed Charge Coverage Ratio).

                     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                     "Consolidated Rental Payments" of any Person means, for any period, the aggregate rental obligations of such Person and its Restricted Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP (other than consolidation of Unrestricted Subsidiaries), payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto, excluding, however, in any event any obligations and payments under Capitalized Lease Obligations.

                     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 0001, Attn: Corporate Trust Administration - NationsRent.

                     "Covenant Defeasance" has the meaning set forth in Section 8.01(c).

                     "Credit Agreement" means the (1) the Amended and Restated Credit Agreement, dated as of October 23, 2003 (as amended to the Issue Date), among the Company and its Subsidiaries parties thereto, as borrowers, the financial institutions parties thereto, as lenders, and Wachovia Bank, National Association, as administrative agent, or (2) any other agreement providing for revolving credit loans, term loans, receivables financing or letters of credit, together with, in each case, the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement and related documents may be amended supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

                     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                     "Depository" means The Depository Trust Company, its nominees and successors ("DTC").

                     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

                     "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company or any holding company of the Company.

                     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                     "Event of Default" has the meaning set forth in Section 6.01.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                     "Exchange Notes" has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

                     "Exchange Offer" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of notes having substantially identical terms to the Notes registered under the Securities Act.

                     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                     "Final Offering Circular" means the final offering circular, dated April 21, 2005, with respect to the offer and sale of the Initial Notes.

                     "Four Quarter Period" has the meaning set forth in "Consolidated Fixed Charge Coverage Ratio."

                     "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

                     "Global Note" has the meaning set forth in Section 2.01.

                     "Guarantee" has the meaning set forth in Section 10.01

                     "Guarantor" means (1) all Subsidiaries of the Company existing on the Issue Date and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms hereof.

                     "Holder" means the Person in whose name a Note is registered on the registrar's books.

                     "incur" has the meaning set forth in Section 4.12.

                     "Indebtedness" means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company's past practice);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

                     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                     "Independent Financial Advisor" means any nationally-recognized accounting, appraisal or investment banking firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                     "Initial Notes" has the meaning set forth in the preamble to this Indenture.

                     "Initial Purchaser" means Jefferies & Company, Inc.

                     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                     "Interest Payment Date" means the stated maturity of an installment of interest or Additional Interest, if any, on the Notes.

                     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements. In any calculation of the principal of Indebtedness of a Person at any date under this Indenture, any Interest Swap Obligation of such Person shall be the net amount such Person would have to pay under such Interest Swap Obligation if such Interest Swap Obligation were terminated on such date.

                     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company and its Restricted Subsidiaries. For the purposes of Section 4.10 hereof, (i) "Investment" shall include and be valued at the Fair Market Value (as determined in good faith by the Board of Directors) of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

                     "Issue Date" means the date of original issuance of the Initial Notes.

                     "Legal Defeasance" has the meaning set forth in Section 8.01(b).

                     "Legal Holiday" has the meaning set forth in Section 11.07.

                     "Lenders" means, with respect to any Credit Agreement, the lenders party to such Credit Agreement.

                     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) but not a consignment in the ordinary course of business.

                     "Maturity Date" means May 1, 2015.

                     "Net Cash" means, as of any date, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries less the aggregate amount of borrowings of such Persons outstanding under each revolving credit facility with a Lien on such cash and Cash Equivalents.

                     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

                     "Net Proceeds Offer" has the meaning set forth in Section 4.16(3).

                     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                     "Notes" has the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including in the case of this Indenture, the Notes, the Guarantee or the Registration Rights Agreement, Additional Interest).

                     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

                     "Offshore Physical Notes" has the meaning set forth in Section 2.01.

                     "Opinion of Counsel" means a written opinion from legal counsel addressed to the Trustee or the Registrar, as the case may be, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel; provided that such opinion may contain customary qualifications, assumptions and limitations.

                     "Paying Agent" has the meaning set forth in Section 2.03.

                     "Permitted Holders" means The Baupost Group, L.L.C., Phoenix Rental Partners, LLC or any of their respective Affiliates.

                     "Permitted Indebtedness" means, without duplication, each of the following:

(1) Indebtedness under the Notes issued in the Offering or in the Exchange Offer in an aggregate outstanding principal amount not to exceed $150.0 million and the related Guarantees;

(2) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness and Indebtedness incurred pursuant to a Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed $50.0 million;

(3) insurance premium financing, in an aggregate principal amount at any time outstanding not to exceed $5.0 million;

(4) other Indebtedness of the Company and its Restricted Subsidiaries issued or outstanding on the Issue Date;

(5) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(6) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) Indebtedness of a Guarantor to the Company or to another Guarantor for so long as such Indebtedness is held by the Company or a Guarantor, subject to no Lien for the benefit of a Person other than the Company or a Guarantor; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement, to such Guarantor's Obligations under the Indenture and its Guarantee and (b) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(8) Indebtedness of the Company to a Guarantor for so long as such Indebtedness is held by a Guarantor, in each case subject to no Lien; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Guarantor owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(10) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements incurred in the ordinary course of business;

(11) Refinancing Indebtedness;

(12) guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms hereof;

(13) Indebtedness arising from agreements of the Company or a Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(14) guarantees by the Company or a Restricted Subsidiary of Indebtedness of account debtors under account receivables sold by the Company or any of its Restricted Subsidiaries under Sale of Accounts Transactions so long as the aggregate principal amount of such Indebtedness guaranteed does not to exceed $10.0 million at any time outstanding; and

(15) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $2.0 million at any time outstanding.

                     For purposes of determining compliance with Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

                     "Permitted Investments" means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is, or will become immediately after such Investment, a Guarantor or that will merge or consolidate into the Company or a Guarantor;

(2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Notes and the Indenture;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business not in excess of $2.5 million at any time outstanding;

(5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

(6) Investments in the Notes and the Senior Secured Notes;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.16;

(9) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16;

(10) Investments consisting of guarantees that (a) are permitted pursuant to clause (14) of the definition of "Permitted Indebtedness" and (b) if secured, are only secured by Permitted Liens described in clause (19) of the definition thereof; and

(11) additional Investments not to exceed $10.0 million at any time outstanding.

                     "Permitted Liens" means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens arising by reason of any judgment, decree or order of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (2) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation and proceeds thereof;

(7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (2) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) such Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and proceeds thereof and (b) the Lien securing such Indebtedness shall be created within 364 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 364 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted hereunder;

(12) Liens securing Indebtedness under Currency Agreements that are permitted hereunder;

(13) Liens securing insurance premium financing permitted pursuant to clause (3) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to any property or assets other than the insurance policies and proceeds thereof;

(14) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and proceeds thereof and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(15) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (4) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

(16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) of the definition of the term "Permitted Indebtedness";

(17) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(18) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted hereunder and which has been incurred in accordance with Section 4.12; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(19) Liens securing guarantees that are permitted pursuant to clause (14) of the definition of "Permitted Indebtedness"; provided, that such guarantees shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the rights of the Company or such Restricted Subsidiary in the accounts receivables sold pursuant to the Sale of Accounts Transactions with respect to which such guarantees are made and the inventory sold by the Company or such Restricted Subsidiary that gave rise to such accounts receivables; and

(20) Liens securing Indebtedness incurred pursuant to Section 4.12 (other than Permitted Indebtedness).

                     "Permitted Sale of Accounts Transactions" means Sale of Accounts Transactions to the extent that any recourse to the Company or any of its Restricted Subsidiaries consists solely of guarantees that (a) are permitted pursuant to clause (14) of the definition of "Permitted Indebtedness", (b) if secured, are only secured by Permitted Liens described in clause (19) of the definition thereof and (c) arise in connection with such Sale of Accounts Transactions.

                     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                     "Physical Notes" has the meaning set forth in Section 2.01.

                     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Exhibit C.

                     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Company in consultation with its independent public accountants.

                     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of design, development, installation, construction or improvement, of property or equipment.

                     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                     "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

                     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

                     "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

                     "Reference Date" has the meaning set forth in Section 4.10.

                     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 or pursuant to clauses (1), (4) or (11) of the definition of "Permitted Indebtedness", in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing);

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

(3) change any of the respective obligors on such Refinancing Indebtedness;

(4) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness); or

(5) afford the holders of such Refinancing Indebtedness covenants, defaults, rights or remedies materially more burdensome to the obligors than those contained in the Indebtedness being refinanced.

If the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall remain subordinate to the Notes.

                     "Registrar" has the meaning set forth in Section 2.03.

                     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof.

                     "Regulation S" means Regulation S under the Securities Act.

                     "Restricted Payment" has the meaning set forth in Section 4.10.

                     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                     "Rule 144A" means Rule 144A under the Securities Act.

                     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                     "Sale of Accounts Transaction" means sales by the Company or any of its Restricted Subsidiaries of accounts receivable to the extent (i) such transaction is effected with recourse to the Company or any of its Restricted Subsidiaries and (ii) the Company or such Restricted Subsidiary receives consideration in the form of (A) cash, (B) Cash Equivalents and/or (C) a credit against Indebtedness or accounts payable owing by the Company or such Restricted Subsidiary to the purchaser of such accounts receivable (or any combination of (A), (B) and (C)), in each case, at the time of each such sale at least equal to the Fair Market Value of the accounts receivable sold (as determined in good faith by the Company).

                     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                     "Senior Secured Notes" means the 9½% Senior Secured Notes due 2010 that were issued by the Company on October 23, 2003 in an aggregate principal amount of $250.0 million.

                     "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

                     "Subsidiary" with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

                     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

                     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                     "Unrestricted Subsidiary" of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

                     The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1) the Company certifies to the Trustee that such designation complies with Section 4.10; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                     Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                     "U.S. Government Obligations" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                     "U.S. Legal Tender" means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

                     "U.S. Physical Notes" has the meaning set forth in Section 2.01.

                     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

                     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                     "Wholly Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                     SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                     "indenture securities" means the Notes.

                     "indenture security holder" means a Holder.

                     "indenture to be qualified" means this Indenture.

                     "indenture trustee" or "institutional trustee" means the Trustee.

                     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                     SECTION 1.03. Rules of Construction.

                     Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) "or" is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE TWO

THE NOTES

                     SECTION 2.01. Form and Dating.

                     The Initial Notes and the Additional Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                     The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A hereto ("Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

                     Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

                     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C or shall be issued in the form of certificated Notes in registered form set forth in Exhibit A hereto (the "Offshore Physical Notes").

                     The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                     Notes offered and sold in reliance on any exemption from registration under the Securities Act other than pursuant to Rule 144A or Rule 501(a)(1), (2), (3) or (7) or Regulation S shall be issued, and Notes offered and sold in reliance on Rule 144A and Rule 501(a)(1), (2), (3) or (7) may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

                     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

                     SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

                     An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

                     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $250,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, and (iii) subject to compliance with Section 4.12, one or more series of Notes for original issue after the Issue Date in an unlimited amount ("Additional Notes") in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as Global Notes, Offshore Physical Notes or U.S. Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

                     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

                     SECTION 2.03. Registrar and Paying Agent.

                     The Company shall maintain an office or agency which shall initially be the Corporate Trust Office of the Trustee where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

                     SECTION 2.04. Obligations of Paying Agent.

                     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                     SECTION 2.05. Holder Lists.

                     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

                     SECTION 2.06. Transfer and Exchange.

                     Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                     The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

                     SECTION 2.07. Replacement Notes.

                     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

                     SECTION 2.08. Outstanding Notes.

                     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, interest and Additional Interest, if any, due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest and Additional Interest, if applicable, on them ceases to accrue.

                     SECTION 2.09. Treasury Notes; When Notes Are Disregarded.

                     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

                     SECTION 2.10. Temporary Notes.

                     Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

                     SECTION 2.11. Cancellation.

                     The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

                     SECTION 2.12. CUSIP Numbers.

                     A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                     SECTION 2.13. Deposit of Moneys.

                     Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

                     SECTION 2.14. Book-Entry Provisions for Global Notes.

                     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                     (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

                     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

                     (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

                     (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                     (f) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

                     (g) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                     SECTION 2.15. Special Transfer Provisions.

                     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

                     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                     (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                     (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

                     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE THREE

REDEMPTION

                     SECTION 3.01. Optional Redemption.

                     The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall, not less than 30 nor more than 60 days before the Redemption Date, furnish to the Trustee and Paying Agent an Officers Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

                     Each Officers' Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such proposed redemption complies with the conditions contained herein and in the Notes.

                     SECTION 3.02. Selection of Notes to Be Redeemed.

                     If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, provided that no partial redemption will reduce the principal amount of a Note to less than $1,000; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                     SECTION 3.03. Notice of Redemption.

                     At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption to Holders of Notes selected for redemption in the Company's name and at the Company's expense. Failure to give Notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

                     Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest and Additional Interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) the CUSIP number;

(5) the subparagraph of the Notes pursuant to which such redemption is being made;

(6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Additional Interest, if any;

(7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                     If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

                     SECTION 3.04. Effect of Notice of Redemption.

                     Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Additional Interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Additional Interest, if any, thereon to the Redemption Date, but installments of interest and Additional Interest, if any, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

                     SECTION 3.05. Deposit of Redemption Price.

                     Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof to be redeemed on that date.

                     The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, or Additional Interest, if any, on the Notes to be redeemed, then interest and Additional Interest, if applicable, shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                     SECTION 3.06. Notes Redeemed in Part.

                     Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

                     SECTION 4.01. Payment of Notes.

                     The Company shall pay the principal of, or premium, if any, or interest or Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest or Additional Interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same rate to the extent lawful.

                     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

                     SECTION 4.02. Maintenance of Office or Agency.

                     The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                     SECTION 4.03. Corporate Existence.

                     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

                     SECTION 4.04. Payment of Taxes and Other Claims.

                     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                     SECTION 4.05. Maintenance of Properties and Insurance.

                     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

                     (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

                     SECTION 4.06. Compliance Certificate; Notice of Default.

                     (a) The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                     (b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five (5) Business Days of its becoming aware of such occurrence.

                     SECTION 4.07. Compliance with Laws.

                     The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or the ability of the Company to perform its obligations hereunder.

                     SECTION 4.08. Reports to Trustee and Holders.

                     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, within 90 days of each fiscal year end with respect to each filing on Form 10-K and within 45 days after each quarter end with respect to each Form 10-Q (provided that, if the Commission's rules and regulations require either of such filings to be made within a shorter time period, then the Company will furnish such filings to the Trustee within such shorter time period), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accounts; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

                     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, the Company will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

                     SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

                     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                     SECTION 4.10. Limitation on Restricted Payments.

                     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock, other than (i) dividends or distributions payable in Qualified Capital Stock of the Company and (ii) dividends and distributions payable to the Company or another Restricted Subsidiary of the Company;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing or would result therefrom; or

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

(w) 50% of the cumulative Consolidated Distributable Income (or if cumulative Consolidated Distributable Income is a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

(x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; plus

(y) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid).

                     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing or would result therefrom the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) if no Default or Event of Default shall have occurred and be continuing or would result therefrom the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(5) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from (a) employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors) pursuant to the terms of any of the agreements (including employment agreements and restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; (b) stockholders of the Company pursuant to the terms of the agreements (including stockholders agreements) or plans (or amendments thereto) under which the Company has the option or the obligation to purchase shares of such Capital Stock; and (c) the NationsRent Unsecured Creditor's Liquidating Trust pursuant to that certain Call Agreement dated as of June 13, 2003 by and between the Company and Perry Mandarino, as trustee on behalf of the NationsRent Unsecured Creditor's Liquidating Trust, a Delaware business trust; provided, however, that (i) the aggregate amount of such repurchases and other acquisitions under subsections (a) and (b) shall not exceed $2.0 million in any fiscal year, and (ii) the aggregate amount of such repurchases and other acquisitions under subsection (c) shall not exceed $5.0 million in the aggregate;

(6) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, Restricted Payments in an aggregate amount not to exceed $5.0 million subsequent to the Issue Date; and

(7) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the repurchase, prepayment or other acquisition of any or all of the Company's Convertible Subordinated Notes, including any and all accrued and unpaid interest thereon and premium, if any, with respect thereto.

                     In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4), (5) and (6) shall be included in such calculation.

                     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

                     SECTION 4.11. Limitation on Transactions with Affiliates.

                     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                     All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan), other than those described in paragraph (b) below, involving aggregate payments or other property with a Fair Market Value in excess of $3.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and file the same with the Trustee. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan), other than those described in paragraph (b) below, that involves an aggregate Fair Market Value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                     (b) The restrictions set forth in the first paragraph of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Restricted Payments permitted by this Indenture; and

(5) payments not to exceed $5.0 million in the aggregate since the Issue Date.

                     SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

                     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company or any of its Restricted Subsidiaries that is (or, upon such incurrence, becomes) a Guarantor may incur Indebtedness if (1) on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.5 to 1.0; and (2) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness.

                     If the Company or any Restricted Subsidiary shall enter into a Credit Agreement with a commitment to provide financing, then the Company or Restricted Subsidiary shall treat the commitment as the incurrence of Indebtedness in an amount equal to the amount of such commitment from the date such commitment was obtained until the date such commitment was terminated, and any incurrence of Indebtedness pursuant to such commitment shall be permitted to the extent such incurrence would have been permitted on the date of the commitment.

                     SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law;

(b) this Indenture;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) any Credit Agreement;

(f) agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or

(g) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e).

                     SECTION 4.14. Additional Guarantees.

                     If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary (or other Person that thereupon becomes a Restricted Subsidiary) that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise make an Investment in another Restricted Subsidiary (or other Person that thereupon becomes a Restricted Subsidiary) that is not a Guarantor, then such transferee or acquired or other Restricted Subsidiary shall:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee on a senior unsecured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth herein;

(2) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and

(3) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation (subject to normal and customary exceptions) of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                     SECTION 4.15. Repurchase on Change of Control.

                     (a) Upon the occurrence of a Change of Control, the Company shall make an offer to each Holder to purchase all or a portion of its outstanding Notes pursuant to the requirements described in clause (b) below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

                     (b) Within thirty (30) days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by registered first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn shall be accepted for payment;

(2) the purchase price (including the amount of accrued interest and Additional Interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

(3) that any Note not tendered shall continue to accrue interest or Additional Interest, if applicable;

(4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest or Additional Interest, if applicable, after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however that each Note purchased shall be in an original principal amount of at least $1,000 and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(8) the circumstances and relevant facts regarding such Change of Control.

                     If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

                     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or transfer by wire to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note purchased shall be in an original principal amount of at least $1,000 and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                     Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company after deduction of any costs or expenses incurred by the Trustee in connection with such Change of Control Offer.

                     Neither the Board of Directors of the Company nor the Trustee may waive the Company's obligation to offer to purchase the Notes pursuant to this Section 4.15.

                     The Company shall comply with applicable securities laws in connection with the repurchase of Notes pursuant to a Change of Control Offer. If any applicable securities laws or regulations conflict with this Indenture, the Company shall comply with the applicable securities laws and will not be deemed to have breached its obligations under this Indenture.

                     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                     SECTION 4.16. Limitation on Asset Sales.

                     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided, however, that the amount of any Indebtedness or other liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than Indebtedness or other liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such Indebtedness or other liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such Indebtedness or other liabilities; and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 210 days of receipt thereof either to:

(a) repay (i) Indebtedness secured by the assets that are the subject of such Asset Sale (and permanently reduce the commitments thereunder) or (ii) Senior Secured Notes;

(b) make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in any other properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto; or

(c) make a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

                     On the 210th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") the Company must make an offer (the "Net Proceeds Offer") to purchase on a pro rata basis an aggregate principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes, plus accrued interest and Additional Interest, if any, to the purchase date.

                     If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16.

                     The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

                     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

                     If the Company is required to make a Net Proceeds Offer, within 25 days following the Net Proceeds Offer Trigger Date, the Company will send a notice of a Net Proceeds Offer to each of the record Holders shown on the register of Holders, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

                     The Company shall comply with applicable securities laws in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. If any applicable securities laws or regulations conflict with this Indenture, the Company shall comply with the applicable securities laws and will not be deemed to have breached its obligations under this Indenture.

                     SECTION 4.17. Limitation on Liens.

                     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

                     SECTION 4.18. Conduct of Business.

                     The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

                     SECTION 4.19. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

                     The Company will not (1) permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock except to the Company or a Guarantor; or (2) permit any person (other than the Company or a Guarantor) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than Permitted Liens); provided, however, that this provision shall not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of Section 4.16 hereof.

                     SECTION 4.20. Limitation on Sale and Leaseback Transactions.

                     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any of its or such Restricted Subsidiary's property unless (1) the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.12 and (b) create a Lien on such property securing such Attributable Debt pursuant to Section 4.17 and (2) if the sale pursuant to the Sale and Leaseback Transaction is an Asset Sale, the Company applies the proceeds of such transaction in compliance with Section 4.16.

                     SECTION 4.21. Use of Proceeds.

                     The Company shall use the proceeds from the offer and sale of the Notes in compliance in all material respects with the use of such proceeds described in the Final Offering Circular under the caption "Use of Proceeds."

                     SECTION 4.22. Payment for Consent.

                     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Registration Rights Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE FIVE

SUCCESSOR CORPORATION

                     SECTION 5.01. Merger, Consolidation and Sale of Assets.

                     The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                     Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with clauses (2) and (4) of the first paragraph of this covenant.

                     SECTION 5.02. Successor Corporation Substituted.

                     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released from this Indenture and the Notes.

ARTICLE SIX

DEFAULT AND REMEDIES

                     SECTION 6.01. Events of Default.

                     Each of the following is an "Event of Default":

(1) the Company or any Guarantor fails to pay the premium, if any, interest and Additional Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

(2) the Company or any Guarantor fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default occurs in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the Company or any Guarantor fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

(6) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

(7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary of the Company, (B) appoint a Custodian of the Company or any Significant Subsidiary of the Company or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(8) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms hereof).

                     SECTION 6.02. Acceleration.

                     (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

                     (b) If an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                     (c) At any time after a declaration of acceleration with respect to the Notes as described in this Section 6.02(a) or (b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration; (3) the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                     SECTION 6.03. Other Remedies.

                     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Guarantee.

                     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                     SECTION 6.04. Waiver of Past Defaults.

                     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases.

                     SECTION 6.05. Control by Majority.

                     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                     SECTION 6.06. Limitation on Suits.

                     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3) such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5) during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest or Additional Interest, if any, on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

                     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                     SECTION 6.07. Rights of Holders to Receive Payment.

                     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                     SECTION 6.08. Collection Suit by Trustee.

                     If an Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment (i) in its own name and (ii) as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest and Additional Interest, if any, remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest or Additional Interest, if any, at the rate referred to in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 7.07 hereof.

                     SECTION 6.09. Trustee May File Proofs of Claim.

                     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                     SECTION 6.10. Priorities.

                     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

                     First: to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

                     Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                     Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

                     Fourth: to the Company, any Guarantor or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                     SECTION 6.11. Undertaking for Costs.

                     All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                     SECTION 6.12. Restoration of Rights and Remedies.

                     If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

TRUSTEE

                     SECTION 7.01. Duties of Trustee.

                     The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

                     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                     (b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture at the request of any Holders unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against such risk.

                     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

                     (g) The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

                     SECTION 7.02. Rights of Trustee.

                     Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The written advice of the Trustee's counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(k) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(m) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

                     SECTION 7.03. Individual Rights of Trustee.

                     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

                     SECTION 7.04. Trustee's Disclaimer.

                     The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes and the Guarantees, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes and the Guarantees or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

                     The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture by the Company or any other Person that is a party thereto or bound thereby.

                     SECTION 7.05. Notice of Default.

                     If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the applicable payment date in respect of a Net Proceeds Offer, as the case may be, and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

                     SECTION 7.06. Reports by Trustee to Holders.

                     Within sixty (60) days after each October 1, beginning with October 1, 2005, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

                     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the Commission and each stock exchange or market, if any, on which the Notes are listed or quoted.

                     The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Company shall comply with TIA Section 313(d).

                     SECTION 7.07. Compensation and Indemnity.

                     The Company shall pay to the Trustee, the Paying Agent and the Registrar (each an "Indemnified Party") from time to time compensation for their respective services as Trustee, Paying Agent or Registrar, as the case may be. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

                     The Company and the Guarantors hereby, jointly and severally, indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party's sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed.

                     To secure the Company's payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all assets and money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

                     When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Code.

                     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee or any other Indemnified Party.

                     The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

                     SECTION 7.08. Replacement of Trustee.

                     The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting with respect to the Notes.

                     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

                     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                     Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                     SECTION 7.09. Successor Trustee by Merger, Etc.

                     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

                     In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                     SECTION 7.10. Eligibility; Disqualification.

                     (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

                     (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

                     SECTION 7.11. Preferential Collection of Claims Against Company.

                     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                     SECTION 7.12. Trustee as Paying Agent.

                     References to the Trustee in Sections 7.01(d), (f) and (g), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Paying Agent.

                     SECTION 7.13. Form of Documents Delivered to Trustee.

                     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

                     SECTION 8.01. Legal Defeasance and Covenant Defeasance.

                     (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

                     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

                     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, and Sections 4.10 through 4.21 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

                     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1) The Company shall have irrevocably deposited in trust with the Trustee, for the benefit of the Holders, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, cash in U.S. Legal Tender dollars or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated dates for payment or redemption, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

(2) In the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) In the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) No Default or Event of Default of the type described in Section 6.01(6) or (7) shall have occurred and be continuing on the date of such deposit or at any time in the period ending on the 91st day after the date of deposit;

(5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder or under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; and

(8) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the date of deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                     In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

                     SECTION 8.02. Satisfaction and Discharge.

                     In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) all other sums payable under this Indenture by the Company have been paid; and

(3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                     SECTION 8.03. Survival of Certain Obligations.

                     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01, 4.02 and 6.07, Article Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive.

                     SECTION 8.04. Acknowledgment of Discharge by Trustee.

                     Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

                     SECTION 8.05. Application of Trust Moneys.

                     The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest or Additional Interest, if any, on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                     SECTION 8.06. Repayment to the Company; Unclaimed Money.

                     Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest or Additional Interest, if any, that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                     SECTION 8.07. Reinstatement.

                     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest or Additional Interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

                     SECTION 9.01. Without Consent of Holders.

                     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes, the Guarantees and the Registration Rights Agreement:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders in the case of a merger or consolidation involving the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor or the release of a Guarantor to the extent permitted under this Indenture;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Registration Rights Agreement;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes; or

(7) to provide for the issuance of Additional Notes in accordance with the terms hereof, to the extent Indebtedness in an amount equal to in the aggregate principal amount of such Additional Notes to be issued could otherwise be incurred pursuant to this Indenture, without giving effect to such amendment, modification, waiver or supplement, and unless such amendment, modification, waiver or supplement is specifically required under this Indenture, so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect.

                     Notwithstanding the foregoing, in formulating its opinion in regards to Section 9.01(1) through (7) the Trustee is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

                     SECTION 9.02. With Consent of Holders.

                     Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to Section 2.09), may amend or supplement this Indenture, the Notes or the Guarantees without notice to any other Holders. Subject to Section 6.07 and Section 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2) reduce the rate of or change, or have the effect of changing, the time for payment of interest or Additional Interest (including defaulted interest) on any Notes;

(3) reduce the principal of or change, or have the effect of changing, the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) after the Company's obligation to purchase Notes arises following a Change of Control or Asset Sale amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9) make any change to Section 9.01 or this Section 9.02.

                     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                     SECTION 9.03. Compliance with TIA.

                     Every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect as evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

                     SECTION 9.04. Revocation and Effect of Consents.

                     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee and the Company received by the Trustee before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                     SECTION 9.05. Notation on or Exchange of Notes.

                     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

                     SECTION 9.06. Trustee to Sign Amendments, Etc.

                     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

ARTICLE TEN

GUARANTEE

                     SECTION 10.01. Guarantee.

                     Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders and to the Trustee and its successors and assigns that (i) the principal of, premium, if any and interest or Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, premium, if any, and interest and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01 and 4.16. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                     SECTION 10.02. Release of a Guarantor.

                     A Guarantor will be released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.16, or

(2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.10, or

(3) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01, or

(4) upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

                     The Trustee shall promptly execute and deliver an appropriate instrument prepared and delivered to it at the expense of the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

                     SECTION 10.03. Limitation of Guarantor's Liability.

                     Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor pursuant to a right of subrogation against the Company for reimbursement and any claim pursuant to Section 10.05 against any other Guarantor for contribution.

                     SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

                     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of Section 5.01.

                     Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with clause (4) of Section 5.01.

                     SECTION 10.05. Contribution.

                     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

                     SECTION 10.06. Postponement of Subrogation.

                     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                     SECTION 10.07. Evidence of Guarantee.

                     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

                     Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the failure to endorse on each Note a notation of such Guarantee.

                     If an Officer or assistant Secretary whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

                     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

                     SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

                     Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN

MISCELLANEOUS

                     SECTION 11.01. Trust Indenture Act Controls.

                     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

                     SECTION 11.02. Notices.

                     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or the Guarantors:

NationsRent Companies, Inc.
450 East Las Olas Boulevard
Suite 1400
Fort Lauderdale, Florida 33301
Attention: General Counsel
Facsimile Number: (954) 759-5838

if to the Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration - NationsRent
Facsimile Number: (302) 636-4140

                     Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

                     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                     SECTION 11.03. Communications by Holders with Other Holders.

                     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Guarantee or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                     SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

                     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel addressed to the Trustee stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

                     SECTION 11.05. Statements Required in Certificate or Opinion.

                     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

                     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                     SECTION 11.07. Legal Holidays.

                     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period.

                     SECTION 11.08. Governing Law.

                     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

                     SECTION 11.09. No Adverse Interpretation of Other Agreements.

                     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                     SECTION 11.10. No Recourse Against Others.

                     A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                     SECTION 11.11. Successors.

                     All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns. In the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                     SECTION 11.12. Duplicate Originals.

                     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                     SECTION 11.13. Severability.

                     In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                     SECTION 11.14. Waiver of Jury Trial.

                     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT ANY RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE GUARANTORS IN ANY OTHER JURISDICTION.

SIGNATURES

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

NATIONSRENT COMPANIES, INC. By: /s/ John Scherer Name: John Scherer Title: Vice President and Treasurer

WILMINGTON TRUST COMPANY, as Trustee By: /s/ James J. McGinley Name: James J. McGinley Title: Authorized Signer

NATIONSRENT, INC.
LAS OLAS TWELVE CORPORATION
LAS OLAS FOURTEEN CORPORATION
NRGP, INC.
NATIONSRENT USA, INC.
NATIONSRENT WEST, INC.
LOGAN EQUIPMENT CORP.
NATIONSRENT TRANSPORTATION SERVICES, INC.
BDK EQUIPMENT COMPANY, INC.
NR DELAWARE, INC.
NATIONSRENT DEALER GROUP, LLC

By: /s/ John Scherer
       Name: John Scherer
       Title: Vice President and Treasurer

NATIONSRENT OF TEXAS, LP

By: NRGP, Inc., as General Partner

By: /s/ John Scherer
       Name: John Scherer
Title: Vice President and Treasurer